THE COMMONWEALTH OF MASSACHUSETTS
        William Francis Galvin
    Secretary of the Commonwealth


          One Ashburton Place, Boston, Massachusetts 02108
                              ARTICLES OF AMENDMENT


        General Laws, Chapter 164, Section 8
                                Federal Identification No.
04-1427020
WE  Philip  H.  Reardon, James H. Hastings and  Cathy  E.  Brown,
President/Vice President, and Clerk of
                     ESSEX COUNTY GAS COMPANY


(EXACT Name of Corporation)
located at:7 North Hunt Road, Amesbury, MA  01913
do  hereby  certify  that these ARTICLES OF  AMENDMENT  affecting Articles
 NUMBERED:   3
(Number  those  articles 1,2,3,4,5 and/or  6  being amended hereby)
of the Articles of Organization were duly adopted at a meeting held on January 17, 1995, by vote of:
1,316,610  shares  of  Common  stock  out  of  1,579,816   shares outstanding,
type, class & series, (if any)
CROSS OUT      being at least a majority of each type, class or series
 INAPPLICABLE   outstanding and entitled to vote thereon:
CLAUSE
1For amendments adopted pursuant to Chapter 156B, Section 70.


2For amendments adopted pursuant to Chapter 156B, Section 71.
     Note: If the space provided under any Amendment or item on this form in insufficient, addtions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be contained on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
To CHANGE the number of shares and the par valfue (if any) of any type,
 class  or  series  of  stock  which  the  corporation   is authorized to
 issue, fill in the following:
The total presently authorized is:
WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS


Type      Number of Shares     Type    Number of Shares    Par  Value
Common                         Common    3,100,000             $2.50
Preferred                      Preferred     7,000           $100
CHANGE the total authorized to:
WITHHOUT PAR VALUE STOCKS           WITH PAR VALUE STOCKS
Type     Number of Shares      Type    Number of Shares    Par Value
Common                         Common    5,000,000             $2.50
Preferred                      Preferred     7,000           $100


The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become
 effective on  such  later  date.   LATER EFFECTIVE DATE:
IN  WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY,  we  have hereunto signed our names this 31st day of January, in the  year 1995.
/s/ Philip H. Reardon    /s/James H. HastingsPresident and Vice President
/s/ Cathy E. Brown                   Clerk
                     The Commonwealth of Massachusetts
                          ARTICLES OF AMENDMENT
   GENERAL LAWS, CHAPTER 156B, SECTION 72
 =============================================
I  hereby  approve  the within articles of  amendment  and,  the filing fee in the
amount of $4,750 having been paid, said articles are deemed to have been filed with me this 16th day of February 1995.
/s/ William Francis Galvin
WILLAIM FRANCIS GALVIN

Secretary of the Commonwealth
TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT
TO: Essex County Gas Company
		7 North Hunt Road
		Amesbury, MA  01913
		Telephone: